UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2011
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c) On March 16, 2011, HealthMarkets, Inc. (the “Company”) announced the appointment of Kenneth J. Fasola, 51, as the Chief Executive Officer of the Company, effective April 1, 2011. Upon Mr. Fasola’s appointment as Chief Executive Officer, Phillip J. Hildebrand, 58, will step down from his position as the Company’s Chief Executive Officer. Mr. Hildebrand will continue to serve on the Company’s board of directors (the “Board”) and will be elected the Chairman of the Board for a one year term at such time as he ceases to serve as Chief Executive Officer.
This transition effectuates the changes to the Company’s executive management team that were previously disclosed in the Company’s Current Report on Form 8-K filed on September 29, 2010 (the “Prior 8-K”) and is consistent with the terms of Mr. Fasola’s employment agreement with the Company effective as of September 24, 2010 (the “Fasola Employment Agreement”) and Mr. Hildebrand’s transition agreement with the Company effective as of September 27, 2010 which outlines the terms of Mr. Hildebrand’s transition from Chief Executive Officer of the Company to Chairman of the Board (the “Hildebrand Transition Agreement”).
Mr. Fasola has extensive successful experience in the health insurance industry, honing his skills over a 25-year career that includes senior executive roles with two of the nation’s leading health insurance carriers. From 1990 to 2002, Mr. Fasola served in a number of roles with Humana Inc., ending his initial tenure at Humana as the company’s Chief Operating Officer for Market Operations in 2002. In 2002, Mr. Fasola joined UnitedHealth Group as the Chief Operating Officer of UnitedHealthcare and subsequently served in a number of senior executive positions, including Chief Executive Officer of UnitedHealthcare’s Central Region and as National Sales Officer, ultimately rising to Chief Executive Officer for Secure Horizons (a division of UnitedHealth Group) before returning to Humana Inc. as a Vice President (responsible for Humana’s individual major medical, specialty and supplemental insurance operations) in October of 2009. Mr. Fasola has served as a director of the Company, and as the Company’s President and Chief Operating Officer, since September 27, 2010. Mr. Fasola currently serves on the board of directors of Connextions, Inc., a technology-based business process outsourcing firm, as well as the board of directors of Pennsylvania State University, Schreyer Honors College. He is a graduate of Pennsylvania State University with a BS in Health Planning and Administration.
The terms of Mr. Fasola’s employment and compensation arrangements with the Company, as previously disclosed in the Prior 8-K, remain unchanged.
The foregoing summaries are qualified in their entirety by reference to the Fasola Employment Agreement, the nonqualified stock option agreement effective as of September 27, 2010 between the Company and Mr. Fasola, the restricted share agreement effective as of September 27, 2010 between the Company and Mr. Fasola, the form of subscription agreement between the Company and Mr. Fasola and the Hildebrand Transition Agreement, copies of which are attached to the Prior 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ B. Curtis Westen
	Name:	B. Curtis Westen
	Title:	Executive Vice President & General Counsel

Dated: March 18, 2011